EXHIBIT 23.6

CONSENT OF SCHLUMBERGER TECHNOLOGY CORPORATION

As independent petroleum engineers, Data & Consulting Services Division of Schlumberger Data and Technology Corporation hereby consents to the use of the name Schlumberger Data and Technology Corporation and to the incorporation by reference of our reports dated March 1, 2006 and August 18, 2005, entitled “Reserve and Economic Evaluation of Proved Reserves of Certain Linn Energy, LLC Oil and Gas Interests As of December 31, 2005” and “Reserve and Economic Evaluation of Proved Reserves of Certain Linn Energy, LLC Oil and Gas Interests As of December 31, 2004,” respectively, in the Registration Statement on Amendment #1 to Form S-3 and related Prospectus of Linn Energy, LLC for the registration of units representing limited liability company interests.

We consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ CHARLES M. BOYER II, P.G
Name:	Charles M. Boyer II, P.G.
Title:Operations Manager
Pittsburgh Consulting Services

Pittsburgh, Pennsylvania
October 29, 2007